Exhibit 10.3

TAX DISTRIBUTION AGREEMENT

TAX DISTRIBUTION AGREEMENT dated as of May 10, 2011 (the “Agreement”) among the SHLP Taxpayers (as defined herein) party hereto, Shea Homes Limited Partnership, a California limited partnership (the “Company”), and each of the Persons party to the Sixth Amended and Restated Agreement of Limited Partnership of Shea Homes Limited Partnership, dated as of April 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “SHLP Limited Partnership Agreement”) as a general or limited partner thereof (the “SHLP Partners”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 1 of this Agreement.

W I T N E S S E T H

WHEREAS, the Parties wish to provide for the payment of Income Taxes arising from Income Tax Liability, and provide for certain other matters relating to Income Taxes.

NOW, THEREFORE, in consideration of the premises and the representations, covenants and agreements herein contained and intending to be legally bound hereby, the Parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Adjusted Income Tax Liability” shall mean the sum of the following amounts, with respect to each SHLP Taxpayer resulting from any adjustments to items of income, gain, loss or deduction of the Company (or any entity treated as a pass-through entity for U.S. federal income tax purposes in which the Company has an ownership interest) pursuant to the Determination of the CCM Proceeding or any other Proceeding in respect of a taxable year ended before the Effective Date:

(a) the increase in net taxable income attributable to “net capital gains” (as reduced under the Code (or comparable provision of state tax law) by the total increase in net ordinary loss, if any) or the reduction of net loss attributable to “net capital losses,” in each case allocated to such SHLP Taxpayer in respect of a taxable year ended before the Effective Date on account of such SHLP Taxpayer’s direct or indirect ownership interests in the Company, multiplied by the Applicable Rate on such net capital gains, plus

(b) the increase in net taxable income attributable to “ordinary income” or the reduction of net loss attributable to “ordinary losses”, in each case allocated to such SHLP Taxpayer in respect of a taxable year ended before the Effective Date on account of such SHLP Taxpayer’s direct or indirect ownership interests in the Company, multiplied by the Applicable Rate on such ordinary income, minus

(c) the increase in tax credits that is allocated to any SHLP Taxpayer on account of its direct or indirect ownership interest in SHLP.

“Applicable Rate” shall mean, with respect to each SHLP Taxpayer and the determination of Income Tax Liability and Adjusted Income Tax Liability for each taxable year, the highest aggregate marginal combined federal, state and local income tax rates (including applicable surcharges, alternative minimum taxes, self-employment taxes or other taxes payable as a result of the allocation of income contemplated hereby, if any) applicable to any SHLP Taxpayer after (a) giving effect to the deductibility, if any, for federal and state tax purposes of state or local income taxes on the applicable income at the time of its recognition, (b) taking into account any limitations on such deductibility including, without limitation, those imposed pursuant to Section 68 of the Code, and (c) taking into account the character (e.g., long-term or short-term capital gain, or ordinary or exempt income) of such applicable income and any preferential tax rates, including for “qualified dividend income” (as defined in Section 1(h)(11) of the Code).

“Business Day” shall mean any day, other than a Saturday, a Sunday, or day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

“CCM Proceeding” shall mean the U.S. federal income tax proceeding regarding the completed contract method of accounting (as defined in U.S. Treasury Regulation Section 1.460-4(d)) for taxable years prior to 2011.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Determination” shall mean the final resolution of liability for any Income Tax as a result of (a) a “determination” as defined in Section 1313(a) of the Code, (b) a final determination made by a competent Tax Authority or (c) the payment of Income Tax if the SHLP Taxpayers and the Company agree that the payment should be made.

“Effective Date” shall mean January 1, 2011.

“Income Taxes” shall mean, with respect to each SHLP Taxpayer, all taxes giving rise to any Income Tax Liability or Adjusted Income Tax Liability.

“Income Tax Liability” shall mean, with respect to each SHLP Taxpayer and each taxable year, an amount equal to:

(a) the aggregate net taxable income attributable to “net capital gains” (as reduced under the Code (or comparable provision of state tax law) by the total amount of net ordinary loss, if any) allocated to such SHLP Taxpayer in the current and all preceding taxable years beginning on or after the Effective Date on account of its direct or indirect ownership interests in the Company (taking into account any allocations to such SHLP Taxpayer pursuant to the Determination of any Proceeding in respect of a taxable year beginning on or after the Effective Date), multiplied by the Applicable Rate on such net capital gains, plus

(b) the aggregate net taxable income attributable to “ordinary income” allocated to such SHLP Taxpayer in the current and all preceding taxable years beginning on or after the Effective Date on account of its direct or indirect ownership interests in the Company (taking into account any allocations to such SHLP Taxpayer pursuant to the Determination of any Proceeding in respect of a taxable year beginning on or after the Effective Date), multiplied by the Applicable Rate on such net capital gains, minus

(c) the amount of tax credits that is allocated to any SHLP Taxpayer on account of its direct or indirect ownership interest in SHLP for such taxable year.

For purposes of calculating the Income Tax Liability of each SHLP Taxpayer under this Agreement, the aggregate net taxable income (or loss) of each SHLP Taxpayer shall be assumed to consist solely of items of income or loss allocated to such SHLP Taxpayer by the Company. For the sake of clarity, in each case set forth in clauses (a) and (b) above, all or any portion of any net operating losses or capital losses of an SHLP Taxpayer that arises in any taxable year beginning on or after the Effective Date and may be carried forward and used to offset income allocated to such SHLP Taxpayer by the Company for a subsequent taxable year under the Code (or comparable provision of state tax law) shall be taken into account for purposes of calculating the aggregate net taxable income attributable to “net capital gains” and the aggregate net taxable income attributable to “ordinary income” for such subsequent taxable year.

“Indenture” shall mean the Indenture dated as of May 10, 2011 (as amended, restated, supplemented or otherwise modified from time to time) pursuant to which the Company and Shea Homes Funding Corp., a Delaware corporation, issued and sold, on a joint and several basis, $750.0 million aggregate principal amount of their 8.625% Senior Secured Notes due 2019.

“Party” or “Parties” shall mean each of the Persons party to this Agreement.

“Person” shall mean any individual, partnership, joint venture, limited liability company, corporation, association, joint stock company, trust, unincorporated organization or similar entity or a governmental authority or any department or agency or other unit thereof.

“Proceeding” shall mean any audit or other examination, or judicial or administrative proceeding relating to liability for, or refunds or adjustments with respect to, Income Taxes of the Company (or any entity treated as a pass-through entity for U.S. federal income tax purposes in which the Company has an ownership interest), whether arising before or after the Effective Date.

“SHLP Partners” shall have the meaning set forth in the Preamble hereto.

“SHLP Taxpayers” shall mean the direct and indirect holders of ownership interests in the Company.

“Tax Authority” shall mean a governmental authority (foreign or domestic) or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Income Taxes.

2. Tax Distribution.

(a) Anything in the governing documents of SHLP to the contrary notwithstanding, if the Income Tax Liability of a SHLP Taxpayer with respect to its respective interests in the Company at any time exceeds amounts previously distributed to the SHLP Partners after the Effective Date (excluding any distributions pursuant to (i) Section 4.07(a) and Section 4.07(b)(xi) of the Indenture and (ii) Section 2(b) of this Agreement), the Company shall distribute to the SHLP Partners for further distribution to the SHLP Taxpayers an amount of cash equal to such excess. The Company may distribute such amount after the end of each taxable year, or may make quarterly distributions during such taxable year (subject to adjustment after the end of such taxable year) to reflect estimated tax obligations of the SHLP Taxpayers; provided, however, that such quarterly distributions shall not, when taken together, exceed the amounts to which such SHLP Taxpayer is entitled under the preceding sentence for a particular taxable year.

(b) During the taxable year of any Determination of the CCM Proceeding or any other Proceeding in respect of a taxable year prior to the Effective Date, as applicable, the Company shall pay to the SHLP Partners for further distribution to each SHLP Taxpayer an amount of cash equal to the Adjusted Income Tax Liability of each SHLP Taxpayer.

(c) All distributions made pursuant to this Section 2 shall be made by the Company not less than five (5) Business Days prior to the date on which any Income Taxes giving rise to such Income Tax Liability or Adjusted Income Tax Liability are due to be paid by the SHLP Taxpayers, and shall include all interest, penalties, and other amounts required to be paid to any Tax Authority on account of such Income Tax Liability or Adjusted Income Tax Liability.

(d) All distributions made pursuant to this Section 2 shall reduce on a dollar-for-dollar basis until fully recovered any distribution to which the SHLP Taxpayers are otherwise entitled under the governing documents of the Company.

3. Determination of Income Tax Liability.

For purposes of this Agreement, the Company shall be responsible for determining each SHLP Taxpayer’s Income Tax Liability and Adjusted Income Tax Liability based upon the information reported to such SHLP Taxpayer by the Company. The Company shall be responsible for and shall deliver such information to the SHLP Partners with respect to each SHLP Taxpayer as is necessary for the appropriate calculation of the Income Tax Liability and Adjusted Income Tax Liability of each SHLP Taxpayer.

4. Proceedings.

The SHLP Taxpayers shall notify the Company of any material written communication from any Tax Authority with respect to the CCM Proceeding or any other Proceeding within 30 days following the receipt thereof, except to the extent any such communication would vitiate any applicable legal privilege, would otherwise violate any applicable law, or relates to the settlement of the CCM Proceeding or any such other Proceeding.

5. Payments.

All payments required by this Agreement shall be made by (a) wire transfer to the appropriate bank account as may from time to time be designated by the Parties for such purpose; provided that, on the date of such wire transfer, notice of the transfer is given to the recipient thereof in accordance with Section 8, or (b) any other method agreed to by the Parties. All payments due under this Agreement shall be deemed to be paid when available funds are actually received by the payee.

6. Joinder of SHLP Partners and SHLP Taxpayers.

The Company shall cause each SHLP Partner and SHLP Taxpayer that is not a party to this Agreement on the Effective Date to become a Party. Each such joinder shall be effective upon the execution and delivery of a Joinder Agreement in the form of Annex I hereto.

7. Amendments to, and the Termination of, this Agreement.

This Agreement shall supersede the Tax Distribution and Refund Agreement dated November 5, 2010 in all respects. No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each Party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the Parties making such waiver or the obligations of the other Parties to such Party in any other respect or at any other time.

8. Notices.

Notices, requests, permissions, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given upon (a) a transmitter’s confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company, to:

Shea Homes Limited Partnership

P.O. Box 489

655 Brea Canyon Road

Walnut, California 91788-0489

Facsimile: (        )         -

If to a SHLP Taxpayer:

At the address set forth below the executed signature page of such SHLP Taxpayer.

Such names and addresses may be changed by notice given in accordance with this Section 8.

9. Counterparts; Integration; Headings.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by email in pdf format shall be effective as delivery of a manually executed counterpart of this Agreement. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10. Severability.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

11. Third Parties Benefited.

This Agreement is made and entered into for the protection and legal benefit of the Parties and their respective successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

12. Governing Law; Jurisdiction, Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

[Signature Pages Follow]

J.F. SHEA CO., INC.		J.F. SHEA, L.P.

By:	/s/ James G. Shontere	By:	JFS Management, L.P., its sole General Partner
Name:	James G. Shontere	By:	J.F. Shea Construction Management, Inc.,
Title:	Secretary		its sole General Partner

By:	/s/ Robert O’Dell	By:	/s/ James G. Shontere
Name:	Robert O’Dell	Name:	James G. Shontere
Title:	Treasurer	Title:	Secretary

SHEA HOMES LIMITED PARTNERSHIP
		By:	/s/ Robert O’Dell
By:	J.F. Shea L.P., its sole General Partner	Name:	Robert O’Dell
By:	JFS Management, L.P., its sole General Partner	Title:	Treasurer

By:	J.F. Shea Construction Management, Inc., its sole General Partner	SHEA HOMES AT MONTAGE, LLC

		By:	/s/ James G. Shontere
By:	/s/ James G. Shontere	Name:	James G. Shontere
Name:	James G. Shontere	Title:	Secretary
Title:	Secretary
		By:	/s/ Robert O’Dell
By:	/s/ Robert O’Dell	Name:	Robert O’Dell
Name:	Robert O’Dell	Title:	Treasurer
Title:	Treasurer

[Signature page to Tax Distribution Agreement]

/s/ John F. Shea	/s/ Peter O. Shea
John F. Shea	Peter O. Shea

/s/ Dorothy B. Shea	/s/ Carolyn H. Shea
Dorothy B. Shea	Carolyn H. Shea

/s/ Mary Shea	/s/ Matthew Gilbert Shea
Mary Shea	Matthew Gilbert Shea

/s/ Claire Shea	/s/ Colleen Shea Morrissey
Claire Shea	Colleen Shea Morrissey

/s/ John F. Shea, Jr.	/s/ Edmund H. Shea, III
John F. Shea, Jr.	Edmund H. Shea, III

/s/ Anne T. Shea	/s/ Mary Shea McConnell
Anne T. Shea	Mary Shea McConnell

/s/ James W. Shea	/s/ Kathleen Shea
James W. Shea	Kathleen Shea

/s/ Dorothy Shea Hobin	/s/ Timothy Shea
Dorothy Shea Hobin	Timothy Shea

/s/ Carrie Shea Tilton	/s/ Ellen M. Shea
Carrie Shea Tilton	Ellen M. Shea

/s/ Alison Shea Knoll	/s/ Catherine Shea Johnson
Alison Shea Knoll	Catherine Shea Johnson

/s/ Maura Shea Flanagan	/s/ Peter O. Shea, Jr.
Maura Shea Flanagan	Peter O. Shea, Jr.

/s/ John C. Morrissey	/s/ Sarah H. Shea
John C. Morrissey	Sarah H. Shea

THE E & M SHEA REVOCABLE TRUST

/s/ Mary Shea
Mary Shea, Grantor and Trustee U/D/T Dated April 7, 2009 (The E & M Shea Revocable Trust)

/s/ John C. Morrissey
John C. Morrissey, Trustee U/D/T Dated April 7, 2009 (The E & M Shea Revocable Trust)

[Signature page to Tax Distribution Agreement]

ANNEX I – [FORM OF] JOINDER AGREEMENT.

Date:             , 20

Number

To:	Shea Homes Limited Partnership

Ladies and Gentlemen:

This Joinder Agreement is made and delivered pursuant to Section 6 of the Tax Distribution Agreement dated as of             , 20     among Shea Homes Limited Partnership, a California limited partnership, and the SHLP Partners and SHLP Taxpayers referred to therein (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Tax Distribution Agreement”). Terms defined in the Tax Distribution Agreement and not otherwise defined herein are used herein as therein defined.

The undersigned,                             , hereby designates [himself][herself][itself] a [SHLP Partner/SHLP Taxpayer] in accordance with Section 6 of the Tax Distribution Agreement, and hereby confirms, with effect from the date of this Joinder Agreement, [his][her][its] acceptance of, and consents to, all covenants and other terms and provisions of the Tax Distribution Agreement.

Address for notice purposes: